Exhibit 10.3

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is dated as of June 10, 2011, and is made with respect to that certain Amended and Restated Agreement, dated as of June 4, 2010 (the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Credit Agreement), by and among NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (the “Borrower”), CERTAIN OF ITS SUBSIDIARIES, as Loan Parties, the LENDERS PARTY THERETO (each individually, a “Lender” and collectively, the “Lenders”), and COBANK, ACB, as agent for the Lenders, the Issuers and the Swing Line Lender (in such capacity, the “Agent”).

RECITALS:

WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement to, among other things, extend the maturity date and reduce the applicable rate of interest pursuant to the terms and subject to the applicable conditions set forth herein, and the Lenders signatory hereto have agreed to amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, and incorporating the above-defined terms herein, the parties hereto agree as follows:

1.           Amendments to Credit Agreement,

(a)           Applicable Margin.  The definition of “Applicable Margin” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, with respect to Line of Credit Loans, Swing Line Loans, Term Loans, LC Fees or Non-Use Fees, as the case may be, the rates per annum set forth below for the then applicable “Financial Performance Level” referenced in the first column below (each being called a “Financial Performance Level”):

Financial Performance Level:	Funded Debt to EBITDA Ratio:	Base Rate Advance Line of Credit Loans, Swing Line Loans and Term Loans:	LIBOR Rate Line of Credit Loans and Term Loans:	LC Fee:	Non-Use Fee:
Level I	Less than or equal to 1.50: 1.00	0.75%	1.75%	1.75%	0.25%
Level II	Greater than 1.50:1.00 and less than 2.50:1.00	1.00%	2.00%	2.00%	0.375%
Level III	Greater than or equal to 2.50:1.00	1.50%	2.50%	2.50%	0.50%

From and after the First Amendment Effective Date, the initial Financial Performance Level shall be Level I until the Borrower’s consolidated financial statements (and the related Compliance Certificate) in respect of the first full fiscal quarter ending after the First Amendment Effective Date are delivered pursuant to Section 9.1(b) and, thereafter, upon Agent’s receipt of the Borrower’s consolidated financial statements (and the related Compliance Certificate) for each subsequent fiscal quarter.  The Agent will review each of the Borrower’s Compliance Certificates to determine the Funded Debt to EBITDA Ratio as of the end of the applicable fiscal quarter.  Any change in the Financial Performance Level will be effective five (5) days after receipt of the relevant Compliance Certificate; provided, however, that if the Borrower’s consolidated financial statements (and the related Compliance Certificate) are not delivered on a timely basis in accordance with Section 9.1(b), the Agent may, at its option, deem the Borrower’s Financial Performance Level to be Level III until ten (10) Business Days after the Agent’s receipt of such financial statements (and the Compliance Certificate).

Notwithstanding the foregoing, if at any time while any Commitment is in effect or any of the Liabilities remain outstanding, any financial statement or Compliance Certificate delivered by the Borrower is shown to be inaccurate, and such inaccuracy, if it had been corrected prior to the Borrower’s delivery, would have caused the application of a higher Applicable Margin (as defined above) for any period than the Applicable Margin that was actually applied for such period, then (a) within five (5) Business Days of discovery or notice of discovery of such inaccuracy the Borrower shall deliver to the Agent for distribution to the Lenders a corrected financial statement or Compliance Certificate, as applicable, for such period, (b) the Applicable Margin for such period shall be recalculated and applied as if the higher Applicable Margin had originally been applicable, and (c) within five (5) Business Days of such recalculation the Borrower shall pay to the Agent the additional amount of interest and fees owed as a result of such higher Applicable Margin for such period to the extent accrued through the last applicable payment date, and any subsequent payments required to be made on any subsequent payment date shall be adjusted accordingly.  Nothing contained in this paragraph shall limit or otherwise prejudice any of the other rights and remedies of the Agent or the Lenders under this Agreement.

(b)           Fixed Charge Coverage Ratio.  The definition of “Fixed Charge Coverage Ratio” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means , as of the end of any fiscal quarter, the ratio of (a) the result of (x) EBITDA during the eight consecutive fiscal quarters then ended, less (y) Net Capital Expenditures during such eight fiscal quarter period, plus (z) the Suppressed Availability Amount as of the last day of the fiscal quarter then ended, to (b) the sum of (i) the aggregate amount of all scheduled payments of principal of and interest on Funded Debt during such eight fiscal quarter period, (ii) Borrower’s consolidated cash income taxes incurred and paid during such eight fiscal quarter period and (iii) Equity Distributions made by Borrower during such eight fiscal quarter period (other than (x) Equity Distributions permitted under the $150 Million Basket, (y) up to $125,484,074.72 in Equity Distributions made by Borrower in April 2009 and (z) up to $8,000,000 in Equity Distributions made by Borrower pursuant to the terms of the Consent to Sixth Amended and Restated Credit Agreement dated May 27, 2010).

(c)           Maturity Date.  The definition of “Maturity Date” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the earliest of (a) the date on which the Commitments are terminated in whole pursuant to Section 11.1, (b) the date on which the Borrower voluntarily terminates the Commitments in whole and pays the Liabilities in full, (c) in the case of the Line of Credit Loans, June 4, 2016, (d) in the case of the Term Loans, June 4, 2016, and (e) in the case of any Swing Line Loan, June 4, 2016, or any earlier Business Day specified by notice from the Swing Line Lender to the Borrower and the Lenders.

(d)           New Definitions. The following new definitions are hereby inserted in Section 1.2 of the Credit Agreement in their correct alphabetical place:

“First Amendment Effective Date” means June 10,2011.

“NB Leathers Bonds” means the Taxable Industrial Revenue Bonds (National Beef Leathers, LLC Project) Series 2010 issued by the City of St. Joseph, Missouri, the proceeds of which are used solely to acquire personal property to be leased to National Beef Leathers, LLC pursuant to a capital lease.

“Suppressed Availability Amount” means, as of the end of any fiscal quarter, the lesser of (a) $30,000,000 and (b) the greater of (i) $0 and (ii) the result of (x) the Borrowing Base minus (y) the aggregate amount of the Line of Credit Loan Commitments.

(e)           Amendment to Section 4.3.  Section 4.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

4.3           Term Loan Installments.

The principal amount outstanding under the Term Notes shall be payable in quarterly installments commencing on the first day of the fourth full fiscal month following the Closing Date and, thereafter, on each three-month anniversary thereof (each such date, a “Term Loan Payment Date”) as follows: (a) on each Term Loan Payment Date, in an amount equal to $9,250,000 and (b) on the Maturity Date, in any amount equal to the remaining aggregate principal amount of the Term Loans outstanding on such date.

(f)           Amendment to Section 5.4.  Section 5.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

5.4           Capital Adequacy Requirements.

(a)           If any Lender or Issuer shall have determined that the adoption after the date of this Agreement of any applicable law, rule or regulation regarding capital adequacy, or any change (“Change”) therein after the date of this Agreement, or any change in the interpretation or administration thereof after the date of this Agreement by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuer with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuer or any corporation controlling such Lender or Issuer, and that the amount of such capital requirement is increased, or has or would have the effect of reducing the rate of return on such Lender’s or such Issuer’s or such corporation’s capital to a level below that which such Lender or Issuer or such corporation could have achieved but for such adoption, change or compliance, in each case as a consequence of its obligations hereunder (taking into consideration such Lender’s or Issuer’s policies with respect to capital adequacy), then the Borrower shall pay to such Lender such additional amount or amounts as such Lender or Issuer  reasonably determines to be sufficient to compensate such Lender or Issuer or such corporation in the light of such circumstances, subject to the provisions of Section 12.10.  Without limiting the generality of the foregoing, the term “Change” shall include (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines  or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or Issue or any corporation controlling any Lender or Issuer.  Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

(b)           A certificate of such Lender or Issuer setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuer as specified in Section 5.4(a) above shall be delivered within nine (9) months of such occurrence described in Section 5.4(a) above to the Borrower and shall be conclusive and binding, absent manifest error.  The Borrower shall pay such Lender or Issuer the amount shown as due on any such certificate within fifteen (15) days after such Lender or Issuer delivers such certificate. In preparing such certificate, such Lender or Issuer may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

(g)           Amendment to Section 10.3.  Section 10.3 of the Credit Agreement is hereby amended by (i) deleting the “and” immediately following clause (r) of the first sentence thereof, and (ii) inserting the following immediately following clause (s) of the first sentence thereof and immediately preceding the “.” at the end of such first sentence:

; and (t) in the case of National Beef Leathers, LLC, investments in the purchase of the NB Leathers Bonds in an amount not to exceed $14,500,000 in the aggregate, so long as, in the case of this clause (t), no Default or Matured Default exists at the time such investment is made or will result therefrom

(h)           Amendment to Section 10.4.  Section 10.4 of the Credit Agreement is hereby amended by (i) deleting the “and” immediately following clause (g) thereof and (ii) inserting the following immediately following clause (h) thereof and immediately preceding the “.” at the end thereof:

; and (i) in the case of National Beef Leathers, LLC, the NB Leathers Bonds, so long as, in the case of this clause (i), no Default or Matured Default exists at the time such Indebtedness is incurred, created or assumed or will result therefrom

(i)           Exhibit 9A.  Exhibit 9A of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto.

2.           Representations and Warranties.  In order to induce the Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Agent and the Lenders that (a) it has duly authorized, executed and delivered this Amendment, (b) no consent, approval, exemption, order or authorization of, or a registration or filing with, any Governmental Authority, regulatory body or any other third party is required for the due execution, delivery and performance of this Amendment by such Loan Party, other than such consents, approvals, exemptions, orders or authorizations that have already been obtained, (c) the representations and warranties of such Loan Party set forth in the Credit Agreement and the other Financing Documents are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case the representations and warranties are true and correct as of such earlier date) and (c) no Default or Matured Default has occurred and is continuing or exists.

3.           Conditions to Effectiveness.  This Amendment shall be effective on the date when the following conditions shall have occurred:

(a)           The Agent shall have received each of the following documents, each of which shall be satisfactory to the Agent in form and substance:

(i)           from each party to this Amendment, executed counterparts of this Amendment, signed on behalf of such party or written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment;

(ii)           counterparts to the attached Consent and Acknowledgment of Subsidiary Loan Parties, duly executed by each Subsidiary Loan Party;

(iii)           such other documents as the Agent or any Lender (acting through the Agent) may reasonably request.

(b)           No Default or Matured Default shall have occurred and be continuing or shall exist;

(c)           The Borrower shall have paid to Agent for its sole account, the arrangement fee described in that certain letter agreement dated as of June 9, 2011 by and among Agent and the Borrower (the “Arrangement Fee Letter”);

(d)           The Borrower shall have paid to Agent for the account of each Lender, an amendment fee in an amount equal to 0.10% of the aggregate principal amount of the Term Loans and the Line of Credit Loan Commitments of each such Lender, which fee shall be due and payable, and non-refundable, upon the effectiveness of this Amendment; and

(e)           The Borrower shall have paid all fees and expenses of Agent’s counsel, Fulbright & Jaworski L.L.P., owing to date.

4.           Miscellaneous.

(a)           Reference to Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like or similar import shall mean and be a reference to the Credit Agreement, as modified and amended by this Amendment.  Each reference to the Credit Agreement in any other Financing Document shall mean and be a reference to the Credit Agreement, as modified and amended by this Amendment.

(b)           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower and its respective successors and assigns, and upon the Agent and the Lenders and their respective successors and assigns.

(d)           Continuing Effect.  Except as expressly amended hereby, the Credit Agreement, as amended by this Amendment, shall continue to be and shall remain in full force and effect in accordance with its terms.  This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or any other Loan Party that would require an amendment, waiver or consent of the Agent or the Lenders except as expressly stated herein.  This Amendment constitutes a Financing Document.

(e)           GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS AND DECISIONS OF THE STATE OF COLORADO WITHOUT REGARD TO THE APPLICATION OF CONFLICT OF LAWS PRINCIPLES.

(f)           Counterparts. This Amendment may be signed in counterparts (by facsimile transmission or otherwise) but all of such counterparts together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)           Incorporation into Credit Agreement. This Amendment shall be incorporated into the Credit Agreement by this reference.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

NATIONAL BEEF PACKING COMPANY, LLC

By: /s/ Jay D. Nielsen________________
Name: Jay D. Nielsen
Title:   Chief Accounting Officer

SUBSIDIARY LOAN PARTIES:

NATIONAL BEEF CALIFORNIA, LP

By:  NATIONAL CARRIERS, INC.,
        its General Partner

By: /s/ Jay D. Nielsen
Name: Jay D. Nielsen
Title:   Chief Financial Officer

NATIONAL CARRIERS, INC.

By: /s/ Jay D. Nielsen
Name: Jay D. Nielsen
Title:   Chief Financial Officer

85889376                                    Signature Page to First Amendment

AGENT:

COBANK, ACB, as Agent

By: /s/ James H. Matzat
Name: James H. Matzat
Title: Vice President

85889376                                    Signature Page to First Amendment

LENDER:

COBANK, ACB, as Lender and Swing Line Lender

By: /s/ James H. Matzat
Name: James H. Matzat
Title: Vice President

85889376                                    Signature Page to First Amendment

LENDER:

BANK OF AMERICA, N.A.

By:  /s/ Martha Carpenter Smith
Name: Martha Carpenter Smith
Title:  SVP

85889376                                    Signature Page to First Amendment

LENDER:

COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK, B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH

By:  /s/ Robert K. Hughes
Name:  Robert K. Hughes
Title: Executive Director

By:  /s/ Izumi Fukushima
Name: Izumi Fukushima
Title: Executive Director

85889376                                    Signature Page to First Amendment

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ James D. Pegues
Name: James D. Pegues
Title: Vice President

85889376                                    Signature Page to First Amendment

LENDER:

WELLS FARGO BANK, ASSOCIATION

By:  /s/ John R. Carley
Name:  John R. Carley
Title: Vice President

85889376                                    Signature Page to First Amendment

LENDER:

UMB BANK, N.A.

By:  /s/ Billy Weiland
Name: Billy Weiland
Title: Vice President

85889376                                    Signature Page to First Amendment

LENDER:

AMERICAN AGCREDIT, PCA

By:  /s/ Gary Van Schuyver
Name: Gary Van Schuyver
Title: Vice President

85889376                                    Signature Page to First Amendment

Exhibit 9A to

Amended and Restated

Credit Agreement

Form of Compliance Certificate

(period from _________, 200__ to   , 200_)

Pursuant to Section 9.1 of the Amended and Restated Credit Agreement dated as of June 4, 2010 (as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and among National Beef Packing Company, LLC (the “Borrower”), certain of its subsidiaries, CoBank, ACB, as agent (the “Agent”), and the Persons from time to time party thereto, the undersigned certifies to the Agent and the Lenders as follows:

1.
The Borrower’s consolidated financial statements, attached hereto, for the period indicated above (the “Financial Statements”), have been prepared in accordance with the requirements of Section 9.1 of the Credit Agreement and have been delivered on or before the date they are due.

2.
The representations and warranties contained in Article VII of the Credit Agreement, as updated by disclosures in writing to the Agent as permitted therein, are true and correct as of the date hereof as though made on this date.

3.	The Borrower is in compliance with all of the affirmative and negative covenants set forth in Articles IX and X of the Credit Agreement as of the date hereof.

4.           Specifically, as of the date of the Financial Statements:

a.	The Borrower shall have a Funded Debt to EBITDA Ratio of not more than 3.25 to 1.00 as at the end of each fiscal quarter.

Borrower’s Funded Debt to EBITDA Ratio for the four consecutive fiscal quarters ending on the date of the Financial Statements wasto 1.00.

In Compliance: Yes ___     No ___

b.	[The Borrower and its consolidated Subsidiaries shall have Adjusted Net Worth of not less $275,000,000 as at the end of each Fiscal Year.

The Adjusted Net Worth of the Borrower and its consolidated Subsidiaries as the date of the Financial Statements was $___________________.

In Compliance: Yes ___     No ___]1

1 Applicable for Financial Statements delivered in respect of a Fiscal Year end only.

9-A-1

c.	The Borrower shall have a Fixed Charge Coverage Ratio of at least 1.05 to 1.00 as at the end of each fiscal quarter.

Borrower’s Fixed Charge Coverage Ratio for the eight consecutive fiscal quarters ending on the date of the Financial Statements was        to 1.00.

In Compliance: Yes ___     No ___

d.
The rate at which interest accrues in respect of the Line of Credit Loans, Swing Line Loans, Term Loans, LC Fees and Non-Use Fees, as the case may be, is determined in accordance with a Financial Performance Level (as described in the Credit Agreement), which, in turn, is determined by the Borrower’s Funded Debt to EBITDA Ratio, as set forth below:

Financial Performance Level:	Funded Debt to EBITDA Ratio:	Base Rate Advance Line of Credit Loans, Swing Line Loans and Term Loans:	LIBOR Rate Line of Credit Loans and Term Loans:	LC Fee:	Non-Use Fee:
Level I	Less than or equal to 1.50: 1.00	0.75%	1.75%	1.75%	0.25%
Level II	Greater than 1.50:1.00 and less than 2.50:1.00	1.00%	2.00%	2.00%	0.375%
Level III	Greater than or equal to 2.50:1.00	1.50%	2.50%	2.50%	0.50%

As of the date of the Financial Statements, Borrower’s Funded Debt to EBITDA Ratio was            and the Financial Performance Level was _____.

e	The Suppressed Availability Amount for the fiscal quarter ending on the date of the Financial Statements was $________.

5. All adjustments and calculations related to the amounts set forth in each of 4.a. through 4.e above are attached hereto.

9-A-2

Dated: ________, 200_

National Beef Packing Company, LLC

By:______________________________
Its:______________________________

9-A-3

Schedule 4.a..  Funded Debt to EBITDA Ratio2

1. Funded Debt
a. Outstanding Principal Amount of Interest-	$______
Bearing Indebtedness (including Capital Leases)
b. Undrawn Amount of Outstanding Letters of	$______
Credit (including the LCs)
=======
c. Subtotal (Lines a and b)	$______

Minus:
d. LCs or Indemnity Obligations Issued to	$______
Support other Indebtedness
e. Class A or B Units subject to	$______
Redemption Rights
f. Obligations under Deferred Compensation Plans	$______
=======
g. Subtotal (Lines d through f)	$______

h. Funded Debt (Line c – Line g)	$______

2. EBITDA
a. Net Income	$______

Plus:
b. Income Taxes	$______
c. Interest Expense	$______
d. Depreciation Expense	$______
e. Amortization Expense	$______
f. Other Non-Cash Expenses or Charges	$______
=======
g. Subtotal (Lines b through f)	$______

Minus:
h. Non-Operating Gains	$______
i. Non-Operating Losses	$______
=======
j. Subtotal (Lines h and i)	$______
=======
k. EBITDA (Line a + Line g - Line j)	$______

Funded Debt to EBITDA Ratio (Line 1h over Line 2k)	_____ to 1.00

2 The Funded Debt to EBITDA Ratio is measured for the four (4) consecutive fiscal quarters ending on the date of the Financial Statements.

9-A-4

Schedule 4.b. Adjusted Net Worth

a. Book Value of all Assets	$______
b. Total Liabilities	$______
=======
c. Net Worth (Line a - Line b)	$______

d. Negative Impact Occurring as a Result of	$______
Making Equity Distributions in accordance
with the $150 Million Basket

Adjusted Net Worth (Line c - Line d)	$______

Schedule 4.c. Fixed Charge Coverage Ratio1

1. EBITDA
a. Net Income	$______

Plus:
b. Income Taxes	$______
c. Interest Expense	$______
d. Depreciation Expense	$______
e. Amortization Expense	$______
f. Other Non-Cash Expenses or Charges	$______
=======
g. Subtotal (Lines b through f)	$______

Minus:
h. Non-Operating Gains	$______
i. Non-Operating Losses	$______
=======
j. Subtotal (Lines g and h)	$______
=======
k. EBITDA (Line a + Line g - Line j)	$______
Minus:
l. Net Capital Expenditures	$______
m. Numerator (Line k – Line l)	$______

3 The Fixed Charge Coverage Ratio is measured for the eight (8) consecutive fiscal quarters ending on the date of the Financial Statements.

9-A-5

2. Fixed Charges
a. Scheduled Payments of Principal and Interest
on Funded Debt	$______
b. Cash Income Taxes Incurred and Paid	$______
c. Equity Distributions (other than Equity Distributions	$______
under the $150 Million Basket, Certain Equity Distributions
Made in April 2009 and up to $8 Million in Equity
Distributions made in May 2010)
=======
d. Fixed Charges (Lines a + b +c)	$______

3. Suppressed Availability
a. Borrowing Base as of the last day of the fiscal quarter
ended __________, 20__	$______
b. Line of Credit Commitments as of the last day of the fiscal quarter
ended __________, 20__	$______
c. Result of Line a – Line b	$______
d. Greater of $0 and Line c	$______

e. Suppressed Availability Amount (Lesser of Line 4 and $30,0000,000)	$_______

Fixed Charge Coverage Ratio ((Sum of Line 1m + Line 3e) over Line 2d)	_____ to 1.00

9-A-6

CONSENT AND ACKNOWLEDGMENT OF SUBSIDIARY LOAN PARTIES

June 10, 2011

The undersigned Subsidiary Loan Parties (a) acknowledge and consent to the execution of the foregoing First Amendment (the “Amendment”), (b) confirm that the Guaranty Agreement previously executed by the undersigned Subsidiary Loan Parties, as well as any other Financing Documents, if any, previously executed by the undersigned Subsidiary Loan Parties, apply and shall continue to apply to all Guaranteed Obligations (as defined in the Guaranty Agreement), notwithstanding the execution and delivery of the foregoing Amendment by the Borrower, the Agent and the Required Lenders, and (c) acknowledge that without this consent and confirmation, the Lenders and the Agent would not agree to the modifications of the Credit Agreement which are evidenced by the foregoing Amendment.

CONSENT AND ACKNOWLEDGMENT OF SUBSIDIARY LOAN PARTIES

SUBSIDIARY LOAN PARTIES:

NATIONAL BEEF CALIFORNIA, LP

By:  NATIONAL CARRIERS, INC.,
        its General Partner

By:  /s/ Jay D. Nielsen
Name: Jay D. Nielsen
Title:   Chief Financial Officer

NATIONAL CARRIERS, INC.

By:  /s/ Jay D. Nielsen
Name: Jay D. Nielsen
Title:   Chief Financial Officer